[Letterhead of Rosenberg Smith & Partners]

Exhibit 23.1


            CONSENT OF ROSENBERG SMITH & PARTNERS, INDEPENDENT AUDITORS




      We consent to the incorporation by reference in the Registration Statements (Form S-8 Numbers 333-116574, 333-113477 and 333-110839) of On the
Go Healthcare, Inc. with respect to the consolidated financial statements of On the Go Healthcare, Inc. included in this Annual Report (Form 10-KSB) for the year ended July 31, 2004.




/s/Rosenberg Smith & Partners
-----------------------------
Rosenberg Smith & Partners
Chartered Accountants
Concord, Ontario October 27, 2004




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